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                             EXHIBIT 10(i)

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                       LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT is entered into as of October 15, 1997 between JOHN F. BISHOP AND ANN R. BISHOP, TRUSTEES OF THE BISHOP FAMILY TRUST ("Lender"), located at 2 Inverness Lane, Newport Beach, California 92660, and EIP MICROWAVE, INC., a Delaware corporation ("Borrower"), located at 1745 McCandless Drive, Milpitas, California 95035-8024.

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION

          1.1 TERMS. In addition to the terms that are defined within this Agreement, the following terms shall have the following definitions when used in this Agreement:

          "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of an Account.

          "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all goods returned to or reclaimed by Borrower, and Borrower's Books relating to any of the foregoing.

          "Agreement" means this Loan and Security Agreement and any riders, addenda, extensions, supplements, amendments or modifications to or in connection with this Loan and Security Agreement.

          "Authorized Officer" means any officer of Borrower.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.), as amended, and any successor statute.

          "Borrower's Books" means all of Borrower's books and records including all of the following: ledgers, records indicating, summarizing or evidencing Borrower's assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information, and the equipment containing such information.

          "Business Day" means any day which is not a Saturday, Sunday or legal holiday.

          "Code" means the California Uniform Commercial Code, as amended from time to time.

          "Collateral" means all of the following: the Accounts; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money or other assets of Borrower which

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hereafter come into the possession, custody or control of Lender; and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts or other tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

          "Common Stock" means the common stock, $0.01 par value per share, of Borrower.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrower conducts its business or the Collateral is located.

          "Equipment" means all of Borrower's present and hereafter acquired computers, office machines, equipment, machinery. machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, parts, dies, jigs, goods (other than consumer goods, farm products or inventory), wherever located, and any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

          "Event of Default" means the events specified in SECTION 8.

          "Fair Market Value" per share of Common Stock means: (a) if the Common Stock is traded on an exchange, then the average closing price at which a share of Common Stock is traded on the 10 trading days prior to the date of determination; (b) if the Common Stock is traded over-the-counter on the NASDAQ System, then the average of the bid and asked closing prices of a share of Common Stock on said System on the 10 trading days prior to the date of determination; (c) if the Common Stock is designated a National Market System security, then the average closing price at which a share of Common Stock traded on the 10 trading days prior to the date of determination; and
(d) if neither (a), (b) nor (c) applies, then the fair market value of the Common Stock on the date of determination, as determined by the Board of Directors of Borrower in good faith (which determination shall be conclusive and binding on all persons).

          "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, trade secrets, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, monies due under any royalty or licensing agreements, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing.

          "Hazardous Material" means any substance, material, emission or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde,

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polychlorhated biphenyls (PCBs), radon and any other hazardous or toxic substance, material, emission or waste.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors or proceedings seeking reorganization, liquidation, arrangement or other similar relief.

          "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, Borrower's present and future raw materials, work in process, finished goods and materials used in or consumed in Borrower's business, goods which have been returned to, repossessed by or stopped in transit by Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Lender Expenses" means all of the following: costs and expenses including taxes, assessments and insurance premiums) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by Lender; filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit and search fees assessed, paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in the disbursement or collection of funds to or from Borrower; charges resulting from the dishonor of checks; costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Lender that result from third party claims against Lender covered by Borrower's indemnification of Lender in SECTION 11.4; costs and expenses paid or incurred by Lender in enforcing or defending the Loan Documents; and Lender's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending or otherwise representing Lender in connection with the Loan Documents or the Obligations (including attorneys fees and expenses incurred in connection with a workout, a restructuring, an action to lift the automatic stay of Section 362 of the Bankruptcy Code, any other action or participation by Lender in an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations or any defense or participation by Lender in any lender liability, preference or fraudulent conveyance actions).

          "Loan Documents" means, collectively, this Agreement, any Notes, any security agreements, pledge agreements, deeds of trust, mortgages or other encumbrances or agreements which secure the Obligations, any guaranties of the Obligations, any lock box or blocked account agreements and any other agreement entered into between Borrower or any guarantor of the Obligations and Lender relating to or in connection with this Agreement.

          "Multiemployer Plan" means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases and chattel paper, and Borrower's Books relating to any of the foregoing.

          "Note" means any promissory note made by Borrower to the order of Lender concurrently herewith or at any time hereafter.

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          "Obligations" means loans, advances, debts, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Lender to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument or by any other agreement between Lender and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt, liability or obligation owing from Borrower to others which Lender may obtain by assignment or otherwise, and all interest thereon, including any interest that, but for the provisions of the Bankruptcy Code, would have accrued, and all Lender Expenses which Borrower is required to pay or reimburse pursuant to the Loan Documents, by law or otherwise.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability company, joint ventures, trusts, land trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          "Reference Rate" means the variable rate of interest, per annum, published by The Wall Street Journal as the "Prime Rate" and based on "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks". The Reference Rate is nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Reference Rate is not necessarily the best rate, or any other definition of rates, offered by the banks that establish the rate or by Lender. In the event The Wall Street Journal ceases to publish the "Prime Rate", Lender may substitute any similar index for the Reference Rate.

          "Term Loan" means any term loan made by Lender to Borrower, evidenced by and repayable in accordance with the terms and conditions of a Note.

          1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and the term "or" has the inclusive meaning generally represented by the phrase "and/or". The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions and supplements thereto and thereof.

          1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP") as in effect from time to time. When used herein, the term financial statements shall include the notes and schedules thereto.

          1.4 RIDERS, EXHIBITS, ETC. The Conditions Precedent Rider to this Agreement and all of the other riders, exhibits, addenda and schedules to this Agreement shall be deemed incorporated herein by reference.

          1.5 CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     2.   ADVANCES AND TERMS OF PAYMENT

          2.1  LOANS.

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               A.   REVOLVING ADVANCES; REVOLVING ADVANCE LIMIT.  Upon the
request of Borrower, made at any time or from time to time during the term hereof, and so long as no Event of Default has occurred and is continuing, Lender shall, in its sole discretion, make advances (the "Revolving Advances") to Borrower; provided, however, that in no event shall the aggregate amount of the outstanding Revolving Advances be greater than, at any time, the sum of Four Hundred Fifty Thousand Dollars ($450,000) (the "Revolving Advance Limit"). Lender may reduce the Revolving Advance Limit or establish reserves with respect to borrowing availability if Lender determines, in its sole discretion, that there has occurred, or is likely to occur, an impairment of the prospect of repayment of all or any portion of the Obligations, the value of the Collateral or the validity or priority of Lender's security interests in the Collateral. The Revolving Advances will be evidenced by and repayable in accordance with the terms and conditions of a Note of even date herewith. Any Revolving Advances made by Lender to Borrower shall constitute Obligations and shall be secured by the Collateral.
 The occurrence of a default under such Note or under any Note made in respect of any Revolving Advances shall constitute an Event of Default hereunder.

               B. TERM LOAN. Concurrently with the funding of the initial Revolving Advance, Lender will make a term Loan to Borrower in the original principal amount of One Million Dollars ($1,000,000 ), to be evidenced by and repayable in accordance with the terms and conditions of a Note of even date herewith. Such Term Loan and any other Term Loan subsequently made by Lender to Borrower shall constitute Obligations and shall be secured by the Collateral. The occurrence of a default under such Note or under any Note made in respect of any subsequent Term Loan shall constitute an Event of Default hereunder.

               C. ADVANCE LIMIT. The sum of the Revolving Advance Limit PLUS the principal amount of all Term Loans outstanding from time to time, if any, is referred to herein as the Advance Limit.

          2.2 OVERADVANCES. All Revolving Advances made hereunder shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Revolving Advances exceeds the dollar limitations contained in SECTION 2.1A (an "Overadvance"), then Borrower shall, upon demand by Lender, immediately pay to Lender, in cash, the amount of such excess.

          2.3 OVERADVANCE FEE. Without affecting Borrower's obligation to immediately repay to Lender the amount of each Overadvance in accordance with the provisions of SECTION 2.2, in the event Lender agrees to permit any Overadvance to exist and continue, and in consideration for permitting such Overadvance to exist and continue, Borrower shall pay to Lender a fee in an amount equal to two percent (2.0%) per month on the amount of the Overadvance for each day any Overadvance exists. All such fees shall be computed on the basis of a thirty (30) day month for the actual number of days elapsed.

          2.4 AUTHORIZATION TO MAKE REVOLVING ADVANCES. Borrower hereby authorizes Lender to make the Revolving Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or at the discretion of Lender without instructions from or notice to Borrower, if such Revolving Advances are necessary to satisfy any Obligations. All requests for Revolving Advances hereunder shall specify the date on which the requested Revolving Advance is to be made (which day shall be a Business Day) and the amount of the requested Revolving Advance. Requests received after 11:00 am. Pacific time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

          2.5  INTEREST.

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               A.   BASIC RATE; DEFAULT RATE.  Except where specified to the
contrary in any Loan Document, the aggregate outstanding amount of all Obligations shall bear interest at the rate of five percent (5%) per annum above the Reference Rate. The aggregate outstanding amount of all Obligations shall bear interest, from and after written notice by Lender to Borrower of the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, at the rate of eight percent (8%) per annum above the Reference Rate; PROVIDED, HOWEVER, that in the event an Insolvency Proceeding is commenced by or against Borrower, Lender may charge such default rate of interest without providing written notice thereof to Borrower. All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, based on the aggregate amount of the Obligations that are outstanding on each day. Interest shall continue to accrue until all of the Obligations are paid in full.

               B. INITIAL RATE. The Reference Rate as of the date of this Agreement is eight and one half percent (8.50%) per annum, and, therefore, the effective rate of interest hereunder as of the date of this Agreement is thirteen and one half percent (13.50%) per annum. The interest rate payable by Borrower under the terms of this Agreement shall be adjusted in accordance with any change in the Reference Rate from time to time on the date of any such change. All interest payable by Borrower shall be due and payable on the first day of each calendar month during the term of this Agreement.

          2.6 VERIFICATION AND COLLECTION OF ACCOUNTS. Lender or Lender's designee may, at any time, with or without notice to Borrower, (a) notify Account Debtors of Borrower that the Accounts have been assigned to Lender and that Lender has a security interest in the Accounts; (b) contact Account Debtors of Borrower, either in writing or by telephone, for the purpose of verifying the validity, amount or any other matter relating to any Accounts; and (c) collect the Accounts directly and charge the collection costs and expenses to Borrower's loan account. Unless and until Lender begins direct collection of the Accounts or gives Borrower other written instructions, Borrower shall collect all Accounts and the proceeds of other Collateral for the benefit of Lender, receive in trust all payments thereon as Lender's trustee and, if requested by Lender, immediately deliver said payments to Lender in their original form as received by Borrower (subject to the terms of any lockbox, blocked account or similar agreement entered into for the purpose of collection of the Accounts).

          2.7 CREDITING PAYMENTS. For the purpose of calculating the availability of Revolving Advances under SECTION 2.1A, the receipt by Lender of any wire transfer of funds, check or other item of payment shall be applied immediately to provisionally reduce the Obligations, but such receipt shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. In the event any check or other item of payment is not honored when presented for payment, Borrower shall be deemed not to have made such payment and interest shall be recalculated accordingly. Notwithstanding anything to the contrary contained herein, any wire transfer, check or other item of payment received by Lender after 11:00 am. Pacific time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

          2.8 ANNUAL FEE. Borrower shall pay Lender an annual fee (the "Annual Fee") in the amount of Eleven Thousand Five Hundred Dollars ($11,500). The Annual Fee shall be fully earned and is due and payable on the date that the initial Revolving Advance is made hereunder. After the anniversary of the date of this Agreement, the Annual Fee shall be prorated and paid on a monthly basis by Borrower for all renewal terms or so long as any of the Obligations are outstanding.

          2.9 FACILITY FEE. Borrower shall pay Lender facility fees (the "Facility Fees") as follows:

               A. A Facility Fee of Seventy Thousand Five Hundred Dollars ($70,500) shall be fully earned on the date that the initial Revolving Advance is made hereunder and shall be payable

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by Borrower on the date that is three months after the date that the initial
Revolving Advance is made hereunder (the "3-Month Date").

               B. If the principal amount of the Obligations outstanding on the 3-Month Date exceeds $1,000,000, then an additional Facility Fee of Seventy Thousand Five Hundred Dollars ($70,500) shall be fully earned and shall be payable by Borrower on the 3-Month Date.

               C. If the principal amount of the Obligations outstanding on the date that is six months after the date that the initial Revolving Advance is made hereunder (the "6-Month Date") exceeds $1,000,000, then an additional Facility Fee of One Hundred Forty One Thousand ($141,000) shall be fully earned and shall be payable by Borrower on the 6-Month Date.

Borrower shall have the right to pay the Facility Fee in cash or by issuance of Common Stock. The number of shares of Common Stock issuable as payment for a Facility Fee shall equal (a) the applicable Facility Fee divided by (b) the Fair Market Value per share of Common Stock on the date such Facility Fee is payable to Lender.

          2.10-2.11 [INTENTIONALLY OMITTED]

          2.12 AUDIT FEE. Borrower shall pay Lender an audit fee in an amount equal to Five Hundred Dollars ($500) for each audit of Borrower performed by Lender subsequent to the making of the initial Revolving Advance hereunder.

          2.13 LATE REPORTING FEE. Borrower shall pay Lender a fee in an amount equal to Fifty Dollars ($50) per document per day for each Business Day any report, financial statement or schedule required to be delivered to Lender by this Agreement is past due.

          2.14 MISCELLANEOUS FEES. Borrower shall pay Lender its customary fees for wire transfers (including, a premium for early and late transfers), returned checks, letter of credit guarantees and any other services provided by Lender to Borrower that are incidental to this Agreement. Upon Borrower's request, Lender shall provide Borrower with a written schedule of the amounts of all such miscellaneous fees.

          2.15 MAXIMUM CHARGES. In no event shall interest on the Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall Borrower pay or Lender accept or charge any interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Loan Documents between the parties be construed to require the payment of interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance, if any, and the remainder refunded to Borrower.

     3.   TERM OF AGREEMENT AND EARLY TERMINATION

          3.1 TERM. This Agreement shall become effective in accordance with Section 14.1 and shall continue in full force and effect for a term ending one (1) year after the date hereof and shall be deemed automatically renewed for successive terms of one (1) month thereafter until terminated as of the end of the initial term or any renewal term (each a "Term") by either party giving the other at least sixty (60) days written notice.

          3.2 EARLY TERMINATION. Borrower, subject to the payment of the fee described below, may terminate this Agreement other than at the end of the then current Term by giving Lender prior

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written notice of its intention to effect an early termination of this
Agreement. Lender may terminate this Agreement at any time upon or after the occurrence of an Event of Default. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result of an early termination of this Agreement, in either of the instances described in the preceding two sentences, Borrower shall pay to Lender, upon the effective date of such early termination and in addition to all other Obligations, an early termination fee (the "Early Termination Fee") in an amount equal to Eight Thousand Dollars ($8,000) per month for the period commencing on the effective date of such early termination and ending on the first anniversary of the date hereof. No Early Termination Fee is payable for an early termination following the first anniversary of the date hereof. The Early Termination Fee shall be presumed to be the amount of damages sustained by Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Fee shall be deemed included in the Obligations. Notwithstanding anything herein to the contrary, if and to the extent the Early Termination Fee constitutes interest under applicable law, the Early Termination Fee, when added to all other interest contracted for, charged or received under this Agreement or any other Loan Documents, shall not exceed, and shall be limited to an amount which constitutes, interest at the maximum lawful rate of interest allowable under applicable law.

          3.3 EFFECT OF TERMINATION. Upon termination of this Agreement, all of the Obligations shall be immediately due and payable in full. No termination of this Agreement shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all of the Obligations have been fully and indefeasibly paid and satisfied, and Lender's continuing security interest in the Collateral shall remain in effect until all of the Obligations have been fully and indefeasibly paid and satisfied.

     4.   CREATION OF SECURITY INTEREST

          4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each and all of its covenants and duties under the Loan Documents. Lender's security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Other than sales of Inventory (including Inventory consisting of Equipment but not Equipment used in the production of goods sold by Borrower) to buyers in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

          4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, upon the request of Lender, immediately endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

          4.3 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall execute and deliver to Lender, concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of Lender, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interest in the Collateral and in order to fully consummate all of the transactions contemplated hereunder and under the other Loan Documents.

          4.4 POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney-in-fact, and Lender, or Lender's agent. may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower, at such time

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or times as Lender in its sole discretion may determine:  (a) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (b) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (c) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (d) sign Borrower's name on any of documents described in Section 4.3 or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Lender's security interest in the Collateral; (e) sign Borrower's name on any invoices, bills of lading, freight bills, chattel paper, documents, instruments or similar documents or agreements relating to the Accounts, Inventory or other Collateral, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts and notices to Account Debtors; (f) send requests for verification of Accounts; (g) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other items of payment or proceeds relating to any Collateral that may come into Lender's possession and deposit the same to the account of Lender for application to the Obligations; (h) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement or any of the other Loan Documents; (i) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (j) at any time that an Event of Default has occurred and is continuing, use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (k) at any time that an Event of Default has occurred and is continuing, make, settle and adjust all claims under Borrower's policies of insurance, make all determinations and decisions with respect to such policies of insurance and endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (l) at any time that an Event of Default has occurred and is continuing, sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; and (m) at any time that an Event of Default has occurred and is continuing, settle, adjust or compromise disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and, in furtherance thereof, execute and deliver any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney-in-fact and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and this Agreement has been terminated.

          4.5 RIGHT TO INSPECT. Lender, through any of its officers, employees or agents, shall have the right at any time or times during Borrower's usual business hours, or during the usual business hours of any third party having control over any of Borrower's Books. to inspect Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or Borrower's financial condition. Lender also shall have the right at any time or times during Borrower's usual business hours to inspect and examine the Inventory and the Equipment and to check and test the same as to quality, quantity, value and condition. If an Event of Default has occurred or if Lender reasonably believes that an Event of Default has occurred, Lender may conduct any of the inspections referenced in this SECTION 4.5 at any time without regard to Borrower's or any third party's usual business hours.

     5.   REPRESENTATIONS AND WARRANTIES

          Borrower makes the following representations and warranties to Lender and each such representation and warranty shall be deemed to be repeated with each Revolving Advance made by Lender and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The following representations and warranties shall be cumulative and in addition to any and all other representations and warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

          5.1 NO PRIOR ENCUMBRANCES; SECURITY INTERESTS. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except (a) the security interests granted to Lender by Borrower, (b) the security interests disclosed in the UCC searches attached hereto as SCHEDULE A and (c) any security interest which Borrower has disclosed in writing to Lender and to which Lender has given its prior written consent.

          5.2 ACCOUNTS. All of Borrower's Accounts constitute bona fide vesting obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, and, in the case of Accounts created by the sale and delivery of Inventory, the Inventory giving rise to such Accounts has been delivered to the Account Debtor.

          5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, processor or similar party unless Lender has consented thereto in writing and are located only at the following locations: 1745 McCandless Drive, Milpitas, California 95035-8024, and 3 Civic Plaza, Suite 265, Newport Beach, California 92660; however demonstration units typically are not stored at this location and are in the possession of sales personnel, representatives and/or customers in the ordinary course of business.

          5.5 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the inventory and Borrower's cost therefor.

          5.6 LOCATION OF PRINCIPAL OFFICE. The principal office of Borrower is located at the address stated in the first paragraph of this Agreement.

          5.7 DUE INCORPORATION AND QUALIFICATION. Borrower is a corporation duly organized and existing and in good standing under the laws of the state of its incorporation and is qualified or licensed to do business in, and is in good standing in, any state in which the failure to be qualified or licensed and in good standing could have a material adverse effect on Borrower's business or the Collateral.

          5.8  FICTITIOUS NAME(S).  Borrower is conducting its business at
the present time under the following trade or fictitious name(s) :   none.
Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s). During the five (5) years prior to the date of this Agreement, Borrower conducted business under the following trade or fictitious name(s) in
addition to those stated above:   none

          5.9 PERMITS AND LICENSES. Borrower holds all licenses, permits, franchises, approvals and consents as are required in the conduct of its business and the ownership and operation of its properties.

          5.10 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of the Loan Documents to which Borrower is a party are within Borrower's corporate powers, have been duly authorized and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation or Bylaws, nor will they create a default under any material agreement to which Borrower is a party.

          5.11 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions or prosecutions involving Borrower or any guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff and such matters as have been disclosed to Lender in writing.

          5.12 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property or in connection with Borrower's business have been paid in full prior to delinquency or the expiration of any extension period.

          5.13 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender.

          5.14 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Borrower.

          5.15 ERISA. Neither Borrower, nor any ERISA Affiliate nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of Borrower has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA
Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

          5.16 ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS. Borrower has complied with all Environmental Laws. Except as previously disclosed to Lender in writing, Borrower has not caused or permitted any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of or used at, upon, under or within any premises at which Borrower conducts its business, or in connection with Borrower's business. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under or within any of such premises.

          5.17 INTELLECTUAL PROPERTY. Borrower does not own or have rights as licensee in or to any trademarks or patents or have any trademark or patent applications pending, except as disclosed in SCHEDULE B attached hereto.

          5.18 LABOR AND EMPLOYMENT DISPUTES. There are no pending grievances, disputes or controversies with any union or other organization of Borrower's employees, or pending threats of strikes or work stoppages, or demands for collective bargaining by any union or other organization of Borrower's employees.

          5.19 SENIOR INDEBTEDNESS. Borrower shall perform and comply with all obligations with respect to any senior indebtedness to which the Obligations under the Loan Documents are subordinated.

     6.   AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that during the term of this Agreement and until payment in full of the Obligations, and unless Lender shall otherwise consent in writing (which consent may be granted or denied in Lender's sole and absolute discretion), Borrower shall do all of the following:

          6.1 ACCOUNTING SYSTEM. Borrower at all times shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral which contain information as may from time to time be requested by Lender. Borrower also shall keep proper books of account showing all sales, claims and allowances on its Inventory.

          6.2 COLLATERAL REPORTS. Borrower shall deliver to Lender, no later than the fifteenth day of each month during the term of this Agreement, a detailed aging of the Accounts, a reconciliation statement and a summary aging, by vendor, of all accounts payable and any book overdraft. Borrower shall deliver to Lender, as Lender may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

          6.3 RETURNS. Returns and allowances, if any, as between Borrower and its Account Debtors, shall be permitted by Borrower on the same basis and in accordance with the usual and customary practices of Borrower as they exist at the time of the execution and delivery of this Agreement. If any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. Borrower shall promptly notify Lender of all returns and recoveries and of all disputes and claims.

          6.4 DESIGNATION OF INVENTORY. Borrower shall now and from time to time hereafter. but not less frequently than monthy, execute and deliver to Lender a designation of Inventory specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process and finished goods, and further specifying such other information as Lender may reasonably request.

          6.5 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty
(30) days after the end of each of Borrower's fiscal quarters during each of Borrower's fiscal years, a company prepared balance sheet and profit and loss statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants acceptable to Lender. Notwithstanding the foregoing, Lender reserves the right to require Borrower to provide Lender with company prepared financial statements on a monthly (rather than quarterly) basis. All such annual financial statements shall include a balance sheet and profit and loss statement, together with the accountants' letter to management. Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral or the financial condition of Borrower, including financial projections, and a certificate signed by the chief financial officer or chief executive officer of Borrower to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender under this Section 6.5 fairly present the financial condition of Borrower and that there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default.

          6.6 LITIGATION. Borrower shall promptly notify Lender in writing of any litigation, governmental investigations or criminal prosecutions involving Borrower, other than collection matters in which Borrower is the plaintiff.

          6.7 TAX RETURNS, RECEIPTS. Borrower shall deliver to Lender copies of each of Borrower's federal income tax returns, and any amendments thereto, within thirty (30) days after the filing thereof with the Internal Revenue Service. Furthermore, Borrower shall deliver to Lender, promptly upon request by Lender, satisfactory evidence of Borrower's payment of all federal withholding taxes required to be paid by Borrower.

          6.8 GUARANTOR TAX RETURNS. Borrower shall cause each guarantor of the Obligations to deliver to Lender copies of such guarantor's federal income tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service.

          6.9 TITLE TO EQUIPMENT. Upon Lender's request, Borrower shall immediately deliver to Lender, properly endorsed, any and all evidences of ownership of, or certificates of title or applications for title to, any items of Equipment.

          6.10 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fxture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

          6.11 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property or in connection with Borrower's business shall be paid in full prior to delinquency or the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower shall make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws conceming F.I.C.A., F.U.T.A., state disability and local, state and federal income taxes, and shall, upon request, fumish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

          6.12 INSURANCE. Borrower, at its expense, shall keep and maintain the Collateral insured against all risk of loss or damage from fire, theft, vandalism, malicious mischief, explosion, sprinklers and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by other similar businesses. Borrower shall also keep and maintain comprehensive general public liability insurance and property damage insurance, and insurance against loss from business interruption, insuring against all risks relating to or arising from Borrower's ownership and use of the Collateral and Borrower's other assets and the operation of Borrower's business. All such policies of insurance shall be in such form, with such companies and in such amouns as may be satisfactory to Lender. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain a Lender's Loss Payable endorsement in a form satisfactory to Lender, naming Lender as sole loss payee thereof, and shall contain a waiver of warranties. All proceeds payable under any such policy shall be payable to Lender to be applied to the Obligations.

          6.13 NO OFFSETS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without offset or counterclaim, and Borrower hereby waives any right to offset, against the repayment of the Obligations, any claims it may have against Lender.

          6.14 LENDER EXPENSES. Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender which constitute Lender Expenses and Borrower hereby authorizes and approves all Revolving Advances and payments by Lender for items constituting Lender Expenses. Borrower acknowledges that Lender Expenses include, among other things, (a) Lender's reasonable attorneys fees and expenses incurred in defending or otherwise representing Lender concerning the Loan Documents or the Obligations and (b) charges resulting from the dishonor of checks. Since Lender Expenses are a part of the Obligations which are secured by the Collateral, Lender shall not be required to discharge any lien or terminate any security interest in the Collateral unless and until (y) Borrower and Lender execute a mutual general release of liability and indemnification in favor of and acceptable to Lender and (z) to the extent another financial institution refinances the Obligations, such financial institution delivers an agreement. acceptable to Lender, to indemnify Lender for loss arising from checks delivered to Lender for collection and payment of the Obligations which are returned for non-payment or for any other reason.

          6.15 COMPLIANCE WITH LAW. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to Borrower and the conduct of Borrower's business, including the Fair Labor Standards Act and the Americans with Disabilities Act.

          6.16 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall keep the Inventory and Equipment only at the locations identified in SECTION 5.5.

          6.17 ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS. Borrower shall not permit any lien under any Environmental Law to be filed against any of the Collateral or any of Borrower's real property in which Lender holds a lien, and will promptly notify Lender of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. Lender shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated against Borrower or any guarantor of the Obligations with respect to any Hazardous Material or in connection with any Environmental Law.

          6.18 MANUFACTURING, DEVELOPMENT AND PROFITABILITY MILESTONES.

               A. Commencing January 1, 1998, Borrower's sales of products under the OEM Purchase Agreement dated May 28, 1997, shall be at least $200,000 per quarter.

               B. Borrower shall perform all of its obligations under the Collaboration Agreement with Work GmbH and, unless the Collaboration Agreement is otherwise terminated, Borrower shall use best efforts to cause Work GmbH to deliver five fully functional pilot run Modules to Borrower under the terms of the Collaboration Agreement no later than March 30, 1998.

               C. Commencing with the three months ending August 31, 1998, Borrower shall maintain positive net income on a rolling three month basis (excluding any fees payable under this Agreement).

     7.    NEGATIVE COVENANTS

          Borrower covenants and agrees that during the term of this Agreement and until payment in full of the Obligations, Borrower will not do any of the following without Lender's prior written consent (which consent may be granted or denied in Lender's sole and absolute discretion):

          7.1 INDEBTEDNESS. Create, incur, assume, permit or otherwise become liable with respect to any indebtedness ouside of the ordinary and usual course of Borrower's business, except (a) indebtedness set forth in Borrower's latest financial statements submitted to Lender prior to the date of this Agreement and renewals or extensions of such indebtedness and (b) the Obligations.

          7.2 LIENS. Create, incur, assume or permit to exist any security interest, lien, pledge, mortgage or encumbrance on any Collateral or on any of Borrower's real property in which Lender holds a lien, except (a) the security interests granted to Lender by Borrower, (b) the security interests disclosed in the UCC searches attached hereto as SCHEDULE A and (c) any security interest which Borrower has disclosed in writing to Lender and to which Lender has given its prior written consent.

          7.3 EXTRAORDINARY TRANSACTIONS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease or other disposition of, whether by sale or otherwise, any of Borrower's assets other than sales of Inventory (including Inventory consisting of Equipment but not Equipment used in the production of goods sold by Borrower) in the ordinary and usual course of Borrower's business; or make any advance, loan or capital contribution to any Person except in the ordinary and usual course of Borrower's business.

          7.4 CHANGE NAME. Change Borrower's name, business structure or identity, or add any new fictitious name.

          7.5 FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation. reorganization or recapitalization, or reclassify its capital stock, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all of the assets, stock or other beneficial ownership interest of any other Person.

          7.6 GUARANTY. Guaranty or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the account of Borrower for negotiation and delivery to Lender.

          7.7 RESTRUCTURE. Make any change in Borrower's capital structure or in the principal nature of Borrower's business operations.

          7.8 PREPAYMENTS. Prepay any indebtedness owing to any third party.

          7.9  [INTENTIONALLY OMITTED]

          7.10 COMPENSATION. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other paymants, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers, shareholders, affiliates, and directors (or any relatives thereof) in an aggregate amount in excess of one hundred thirty percent (130 %) of those paid in the prior fiscal year.

          7.11 LOANS TO INSIDERS. Make any loans, advances or extensions of credit to any officer, director, executive, employee or shareholder of Borrower, or any relative of any of the foregoing, or to any entity which is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower, which when aggregated with all other loans, advances or extensions of credit to any or all of the above Persons at any time outstanding during the term of this Agreement, exceeds Ten Thousand Dollars ($10,000 ).

          7.12 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, in excess of Four Hundred Thousand Dollars ($400,000) for any individual transaction or where the aggregate amount of such capital expenditures, made or committed for in any fiscal year, is in excess of Four Hundred Thousand Dollars ($400,000).

          7.13 CONSIGNMENTS. Consign any Inventory; or sell any Inventory on bill and hold, sale on approval or other conditional terms of sale.

          7.14 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

          7.15 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify or terminate any agreement currently existing or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's fnancial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.16 SUSPENSION.  Suspend or go out of business.

          7.17 LOCATION OF PRINCIPAL OFFICE. Relocate its principal office to a new location unless Lender is given thirty (30) days prior written notice thereof.

     8.   EVENTS OF DEFAULT

          The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement.

          8.1 FAILURE TO PAY. Borrower fails to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether principal, interest, fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

          8.2 FAILURE TO PERFORM. Borrower fails or neglects to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the other Loan Documents or in any other present or future agreement between Borrower and Lender;

          8.3 MISREPRESENTATION. Any misstatement or misrepresentation now or hereafter exists in any warranty, representation, statement or report made to Lender by Borrower or any officer, employee, agent or director of Borrower, or if any such warranty or representation is withdrawn by any of them;

          8.4 MISREPRESENTATION OF COLLATERAL. Any writing, document, aging, certificate or other evidence of the Accounts shall be incomplete, incorrect or misleading at the time the same is furnished to Lender; or Borrower shall fail to immediately remit to Lender proceeds of Accounts and other Collateral, pursuant to the terms of SECTION2.6;

          8.5 MATERIAL ADVERSE CHANGE. There is a material adverse change in Borrower's business or financial condition;

          8.6 MATERIAL IMPAIRMENT. There is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral;

          8.7 LEVY OR ATTACHMENT. Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer;

          8.8 INSOLVENCY BY BORROWER. An Insolvency Proceeding is commenced by Borrower;

          8.9 INSOLVENCY AGAINST BORROWER. An Insolvency Proceeding is commenced against Borrower;

          8.10 INJUNCTION AGAINST BORROWER. Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.11 GOVERNMENT LIEN. A notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid on the payment date thereof;

          8.12 JUDGMENT.  A judgment is entered against Borrower;

          8.13 CROSS DEFAULT TO MATERIAL AGREEMENTS. There is a default in any material agreement to which Borrower is a party with one or more third parties or by which Borrower or Borrower's property or assets are bound;

          8.14 SUBORDINATED DEBT PAYMENTS. Borrower makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination agreement applicable to such indebtedness;

          8.15 LOSS OF GUARANTOR. Any guarantor of the Obligations dies, terminates his/her/its guaranty, becomes the subject of an Insolvency Proceeding, or contests his/her/its obligations under such a guaranty; or if any such guaranty of the Obligations ceases to be valid or enforceable for any reason;

          8.16 ERISA VIOLATION. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 4975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of Lender, have a material adverse effect on the financial condition of Borrower, Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ER1SA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of Lender, have a material adverse effect on the financial condition of Borrower, or Borrower shall fail to notify Lender promptly and in any event within ten (10) days of the occurrence of any event which constitutes an Event of Default under this clause or would constitute such an Event of Default upon the exercise of Lender's judgment; or

          8.17 CRIMINAL PROCEEDINGS. Criminal proceedings are instituted against Borrower, any member of Borrower's senior management or any guarantor of the Obligations that could result in the forfeiture or loss of Collateral or a material impairment of the financial condition of Borrower or any guarantor of the Obligations.

          Notwithstanding anything contained in this SECTION 8 to the contrary, Lender shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in SECTIONS 8.7, 8.9, 8.11 or 8.12 of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, Lender shall not be obligated to make Revolving Advances to Borrower during such period.

     9.   LENDER'S RIGHTS AND REMEDIES

          9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower;

               (a) Declare all Obligations, whether evidenced by this Agreement, any of the other Loan Documents or otherwise, immediately due and payable in full;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, any of the other Loan Documents or any other agreement between Borrower and Lender;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interest in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable and, in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

               (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires and to deliver or make the Collateral available to Lender at a place designated by Lender. Borrower authorizes Lender to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien that in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived) and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in a lockbox or blocked account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender (including any amounts received in a lockbox or blocked account) to secure the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

               (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

               (k) Lender shall give notice of the disposition of the Collateral as follows:

                    (1) Lender shall give the Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale or, if the sale is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender:

                    (3) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (l)  Lender may credit bid and purchase at any public sale;

               (m) Any deficiency that exists after disposition of the Collateral as provided above shall be paid immediately by Borrower. Any excess will be remitted without interest by Lender to the party or parties legally entitled to such excess; and

               (n) In addition to the foregoing, Lender shall have all rights and remedies provided by law and any rights and remedies contained in any other Loan Documents. All such rights and remedies shall be cumulative.

          9.2 NO WAIVER. No delay on the part of Lender in exercising any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement or otherwise, preclude other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

     10.  TAXES AND EXPENSES REGARDING THE COLLATERAL

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third parties regarding the Collateral, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of Borrower's other covenants under the terms of this Agreement, then in its discretion and without prior notice to Borrower, Lender may do any or all of the following: (a) make any payment which Borrower has failed to pay or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in SECTION 6.12 and take any action with respect to such policies as Lender deems prudent; or (d) take any other action deemed necessary by Lender to preserve and protect its interests and rights under this Agreement. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.   WAIVERS AND INDEMNIFICATIONS

          11.1 WAIVERS. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intention to accelerate and notice of acceleration, so that Lender may exercise any and all rights and remedies under the Loan Agreement or any other Loan Documents, or as otherwise provided at law or in equity, immediately upon the occurrence of any Event of Default, without any further notice, grace or opportunity to cure whatsoever. Borrower further waives notice prior to Lender's taking possession or control of the Collateral, any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, and the benefit of all valuation. appraisement and exemption laws. Borrower agrees that Lender may compromise, settle or release without notice to Borrower any accounts, documents, instruments, chattel paper or guaranties at any time held by Lender on which Borrower may in any way be liable.

          11.2 NO MARSHALING. Borrower, on its own behalf and on behalf of its successors and assigns. hereby expressly waives all rights, if any, to require a marshaling of assets by Lender or to require that Lender first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

          11.3 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          11.4 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Lender, its directors, officers. agents, employees, participants and assigns, from and against any and all claims, demands, costs, suits, actions, causes of action, liabilities, damages, losses, obligations, judgments and expenses, including attorneys fees and costs, of any nature whatsoever, in any way relating to or arising from the transactions contemplated by this Agreement or any other Loan Document (including those relating to or arising from any alleged or actual violation of any Environmental Law, or any loss, damage or injury resulting from any Hazardous Material); provided that the foregoing indemnification shall not extend to liabilities, damages, losses, obligations, judgments and expenses arising from the gross negligence or willful misconduct of Lender. This indemnification provision shall survive the termination of this Agreement. The indemnities provided for herein shall not require payment as a condition to recovery.

     12.  NOTICES

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement, the Loan Documents or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to Lender, as the case may be, at their addresses set forth below:

          If to Borrower:     EIP MICROWAVE, INC.
                              1745 McCandless Drive
                              Milpitas, California 95035
                              Attn:     President

          If to Lender:       JOHN F. BISHOP AND ANN R. BISHOP,
                              TRUSTEES OF THE BISHOP FAMILY TRUST
                              2 Inverness Lane
                              Newport Beach, California 92660

The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by Lender in connection with Sections 9504 and 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or otherwise sent by Lender in accordance with the delivery methods set forth above.

     13.  DESTRUCTION OF BORROWER'S DOCUMENTS

          All documents, schedules, invoices, agings or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender four
(4) months after they are delivered to or received by Lender unless Borrower requests, in writing, the return of said documents, schedules, invoices, agings or other papers and makes arrangements, at Borrower's expense, for their retum.

     14.  GENERAL PROVISIONS

          14.1 EFFECTIVENESS. This Agreement and the other Loan Documents shall be binding and deemed effective when executed by Borrower and Lender.

          14.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.

          14.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

          14.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          14.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          14.6 AMENDMENTS IN WRITING. Neither this Agreement nor any provision hereof shall be amended, modified, waived or terminated orally or by course of conduct or pattern of dealing, but only by a written agreement signed by an authorized representative of Lender. Any purported amendment, modification, waiver or termination of this Agreement or any provision hereof that is not in writing and signed by an authorized representative of Lender shall be void and of no effect.

          14.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire agreement between the parties with respect to the subject matter hereof. This Agreement, together with the other Loan Documents, supersedes all prior agreements, understandings and negotiations, if any, which are merged into this Agreement and the other Loan Documents.

          14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement.

          14.9 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences and other voidable or recoverable payments of money or transfers of property (a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of Lender related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

          14.10 CONSULTATION WITH COUNSEL. Borrower and Lender acknowledge that they have been given the opportunity to consult with counsel and other advisors of their choice prior to entering into this Agreement.

          14.11 LIMITATION OF LIABILITY. No claim may be made by Borrower or any other Person against Lender or the officers, directors, employees or agents of Lender for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages.

          14.12 TELEFACSIMILE EXECUTION. Delivery of an executed counterpart of this Agreement or any other Loan Document by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any other Loan Document by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such other Loan Document.

     15.  CHOICE OF LAW AND VENUE

          THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO (A)

THE CREATION OF LIENS ON COLLATERAL LOCATED lN SUCH STATE AND (B) THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIENS UPON ANY PORTION OF THE COLLATERAL LOCATED IN SUCH STATE AND THE ENFORCEMENT IN SUCH STATE OF LENDER'S OTHER REMEDIES WITH RESPECT TO THE COLLATERAL LOCATED IN SUCH STATE.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY 1N THE STATE COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF ORANGE, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, BORROWER AND LENDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.

     16.  WAIVER OF JURY TRIAL

          BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of October 15, 1997.

EIP MICROWAVE, INC.,                    JOHN F. BISHOP AND ANN R. BISHOP,
a Delaware corporation                  TRUSTEES OF THE BISHOP FAMILY TRUST



Signed by:       /s/ Lewsis R. Foster   Signed by:      /S/ John F. Bishop
                 --------------------                   -------------------
Print Name:      Lewis R. Foster        Print Name:     John F. Bishop
Title/Capacity:  President              Title/Capacity: Trustee


                                        Signed by:      /s/ Ann R. Bishop
                                                        -------------------
                                        Print Name:     Ann R. Bishop
                                        Title/Capacity: Trustee

                                                             SCHEDULE A TO THE
                                                   LOAN AND SECURITY AGREEMENT


                               UCC SEARCHES

                                                             SCHEDULE B TO THE
                                                   LOAN AND SECURITY AGREEMENT


                         INTELLECTUAL PROPERTY

Borrower does not own or have rights as licensee in or to any trademarks or patents or have any trademark or patent applications pending, except as disclosed below.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                                 TERM NOTE

$1,000,000                                                    October 15, 1997


     FOR VALUE RECEIVED, the undersigned, EIP MICROWAVE, INC., a Delaware corporation ("Borrower"), hereby promises to pay JOHN F. BISHOP AND ANN R. BISHOP, TRUSTEES OF THE BISHOP FAMILY TRUST ("Lender"), or order, at 2 Inverness, Newport Beach, California 92660, or at such other address as the holder hereof may specify in writing, the principal sum of One Million Dollars ($1,000,000), or such lesser principal amount as is outstanding from time to time, plus interest in the manner and upon the terms and conditions set forth below.

     1. DEFINED TERMS. Any and all initially capitalized terms used herein shall have the meanings ascribed to them in that certain Loan and Security Agreement dated as of October 15, 1997 (the "Loan Agreement"), unless specifically defined herein.

     2. RATE OF INTEREST. The outstanding principal balance of this Secured Promissory Note (this "Note") shall bear interest at the rate of five percent (5.0%) per annum above the Reference Rate. The Reference Rate as of the date of this Note is eight and one half percent (8.50%) per annum, and, therefore, the effective rate of interest hereunder as of the date of this
Note is thirteen and one-half percent (13.50 %) per annum. The interest rate payable under the terms of this Note shall be adjusted in accordance with any change in the Reference Rate from time to time on the date of any such change. Any interest not paid when due may be compounded by adding it to the principal and thereafter shall bear interest at the rate provided herein. Upon the occurrence of an Event of Default under the Loan Agreement, at Lender's option, the rate of interest on this Note, without constituting a waiver of any such Event of Default, shall be increased to eight percent (8.0 %) per annum above the Reference Rate. All interest payable under this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall continue to accrue until this Note is paid in full.

     3. SCHEDULE OF PAYMENTS; COTERMINOUS WITH LOAN AGREEMENT. Principal and interest shall be due and payable on the dates and in the manner set forth below:

          (a) The unpaid principal balance of this Note and all accrued interest and other charges shall be due and payable in full on the first anniversary of the date hereof.

          (b) All interest payable by Borrower shall be due and payable on the first day of each month commencing on the first day of the month following the date hereof and continuing thereafter until this Note is paid in full.

          (c) Notwithstanding anything to the contrary in this Note or any of the other Loan Documents, all unpaid principal, accrued interest and other charges owing under this Note shall be due and payable in full upon the termination of the Loan Agreement for any reason whatsoever.

     4. PREPAYMENT. Borrower shall be entitled to prepay this Note in whole or in part from time to time. In conjunction with a termination of the Loan Agreement which constitutes an early termination pursuant to Section 3.2 of the Loan Agreement, the unpaid principal amount of this Note shall be subject to the Early Termination Fee described in Section 3.2 of the Loan Agreement. Any such Early Termination Fee in respect of the unpaid principal amount of this Note shall be presumed to be the amount of damages sustained by Lender as the result of the prepayment and Borrower agrees that it is a reasonable fee under the circumstances currently existing.

     5. RIGHT OF ACCELERATION. Upon Borrower's failure to make any payment under this Note when due or the occurrence of any other Event of Default under the Loan Agreement, Lender may, at its election and without notice to Borrower, declare the entire balance hereof immediately due and payable in full.

     6. LATE CHARGE. If any installment of principal or interest is not paid within ten (10) days of the date on which it is due, Lender may assess a late charge equal to ten percent (10.0%) of the amount of such late payment. This charge is a result of the reasonable endeavor by Borrower and Lender to estimate Lender's added costs and damages resulting from Borrower's failure to make timely payments under this Note; hence, Borrower agrees that the charge shall be presumed to be the amount of damage sustained by Lender since it is impracticable to determine the actual amount necessary to reimburse Lender for its damages.

     7. SECURITY. Borrower understands and agrees that this Note is secured by, among other things, the security interests granted to Lender under the Loan Agreement and other Loan Documents, and that this Note is subject to all the terms and conditions thereof including without limitation the remedies specified therein.

     8. WAIVERS. Borrower hereby waives presentment for payment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity and diligence in collection.

     9. SUCCESSORS AND ASSIGNS. This Note shall bind and inure to the benefit of the respective successors and assigns of Borrower and Lender; PROVIDED, HOWEVER, that Borrower may not assign this Note or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its obligations hereunder. Lender and its successors and assigns may assign this Note and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.

     10.  GENERAL PROVISIONS.

          (a) If this Note is not paid when due, Borrower promises to pay all costs of collection, foreclosure fees and reasonable attorneys fees incurred by Lender, whether or not suit is filed hereon.

          (b) This Note may not be changed, modified, amended or terminated except by a writing duly executed by Borrower and Lender.

          (c) No waiver of any rights under this Note is valid or effective unless made in writing and signed by Lender.

          (d) No delay or omission on the part of Lender in exercising any right shall operate as a waiver thereof or of any other right.

          (e) A waiver by Lender upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

          (f) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

          (g) Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose and shall not affect the construction of this Note.

     11.  CHOICE OF LAW AND VENUE.

     THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF ORANGE, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, BORROWER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

     12.  WAIVER OF JURY TRIAL.

     BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered in Milpitas, California.

                              BORROWER:

                              EIP MICROWAVE, INC.,
                              a Delaware corporation,



                              Signed By:      /s/     Lewis R. Foster
                                              ------------------------
                              Print Name:     Lewis R. Foster
                              Title/Capacity: President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                        REVOLVING ADVANCES NOTE

$450,0000                                                     October 15, 1997


     FOR VALUE RECEIVED, the undersigned, EIP MICROWAVE, INC., a Delaware corporation ("Borrower"), hereby promises to pay JOHN F. BISHOP AND ANN R. BISHOP, TRUSTEES OF THE BISHOP FAMILY TRUST ("Lender"), or order, at 2 Inverness, Newport Beach, California 92660, or at such other address as the holder hereof may specify in writing, the principal sum of Four Hundred Fifty Thousand Dollars ($450,000), or such lesser principal amount of Revolving Advances as is outstanding from time to time, plus interest in the manner and upon the terms and conditions set forth below.

     1. DEFINED TERMS. Any and all initially capitalized terms used herein shall have the meanings ascribed to them in that certain Loan and Security Agreement dated as of October 15, 1997 (the "Loan Agreement"), unless specifically defined herein.

     2. RATE OF INTEREST. The outstanding principal balance of this Secured Promissory Note (this "Note") shall bear interest at the rate of five percent (5.0%) per annum above the Reference Rate. The Reference Rate as of the date of this Note is eight and one half percent (8.50%) per annum, and, therefore, the effective rate of interest hereunder as of the date of this
Note is thirteen and one-half percent (13.50 %) per annum. The interest rate payable under the terms of this Note shall be adjusted in accordance with any change in the Reference Rate from time to time on the date of any such change. Any interest not paid when due may be compounded by adding it to the principal and thereafter shall bear interest at the rate provided herein. Upon the occurrence of an Event of Default under the Loan Agreement, at Lender's option, the rate of interest on this Note, without constituting a waiver of any such Event of Default, shall be increased to eight percent (8.0 %) per annum above the Reference Rate. All interest payable under this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall continue to accrue until this Note is paid in full.

     3. SCHEDULE OF PAYMENTS; COTERMINOUS WITH LOAN AGREEMENT. Principal and interest shall be due and payable on the dates and in the manner set forth below:

          (a) The unpaid principal balance of this Note and all accrued interest and other charges shall be due and payable in full on the first anniversary of the date hereof.

          (b) All interest payable by Borrower shall be due and payable on the first day of each month commencing on the first day of the month following the date hereof and continuing thereafter until this Note is paid in full.

          (c) Notwithstanding anything to the contrary in this Note or any of the other Loan Documents, all unpaid principal, accrued interest and other charges owing under this Note shall be due and payable in full upon the termination of the Loan Agreement for any reason whatsoever.

     4. PREPAYMENT. Borrower shall be entitled to prepay this Note in whole or in part from time to time.

     5. RIGHT OF ACCELERATION. Upon Borrower's failure to make any payment under this Note when due or the occurrence of any other Event of Default under the Loan Agreement, Lender may, at its election and without notice to Borrower, declare the entire balance hereof immediately due and payable in full.

     6. LATE CHARGE. If any installment of principal or interest is not paid within ten (10) days of the date on which it is due, Lender may assess a late charge equal to ten percent (10.0%) of the amount of such late payment. This charge is a result of the reasonable endeavor by Borrower and Lender to estimate Lender's added costs and damages resulting from Borrower's failure to make timely payments under this Note; hence, Borrower agrees that the charge shall be presumed to be the amount of damage sustained by Lender since it is impracticable to determine the actual amount necessary to reimburse Lender for its damages.

     7. SECURITY. Borrower understands and agrees that this Note is secured by, among other things, the security interests granted to Lender under the Loan Agreement and other Loan Documents, and that this Note is subject to all the terms and conditions thereof including without limitation the remedies specified therein.

     8. WAIVERS. Borrower hereby waives presentment for payment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity and diligence in collection.

     9. SUCCESSORS AND ASSIGNS. This Note shall bind and inure to the benefit of the respective successors and assigns of Borrower and Lender; PROVIDED, HOWEVER, that Borrower may not assign this Note or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its obligations hereunder. Lender and its successors and assigns may assign this Note and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.

     10.  GENERAL PROVISIONS.

          (a) If this Note is not paid when due, Borrower promises to pay all costs of collection, foreclosure fees and reasonable attorneys fees incurred by Lender, whether or not suit is filed hereon.

          (b) This Note may not be changed, modified, amended or terminated except by a writing duly executed by Borrower and Lender.

          (c) No waiver of any rights under this Note is valid or effective unless made in writing and signed by Lender.

          (d) No delay or omission on the part of Lender in exercising any right shall operate as a waiver thereof or of any other right.

          (e) A waiver by Lender upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

          (f) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

          (g) Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose and shall not affect the construction of this Note.

     11.  CHOICE OF LAW AND VENUE.

     THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF ORANGE, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, BORROWER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

     12.  WAIVER OF JURY TRIAL.

     BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered in Milpitas, California.

                              BORROWER:

                              EIP MICROWAVE, INC.,
                              a Delaware corporation,



                              Signed By:      /s/     Lewis R. Foster
                                              ------------------------
                              Print Name:     Lewis R. Foster
                              Title/Capacity: President